Exhibit 4.13(a)

AMENDMENT NO. 1

to

LETTER AGREEMENT

THIS AMENDMENT NO. 1 TO LETTER AGREEMENT, dated as of September 30, 2004 (this “Amendment”), is made by and between IWO HOLDINGS, INC. (the “Company”) and each of the undersigned holders (collectively the “Holders”).

WHEREAS, the Company and the Holders have heretofore entered into that certain Letter Agreement dated as of June 22, 2004 (the “Letter Agreement”);

WHEREAS, the Company and the Holders desire to amend the Letter Agreement as set out herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the Company and the Holders hereby agree as follows:

SECTION 1. Certain Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Letter Agreement.

SECTION 2. Terms and Termination. The third paragraph of the Letter Agreement is hereby amended by replacing the words “September 30, 2004” in subsection (i) of the first sentence of this paragraph with the words “October 31, 2004.”

SECTION 3. Entire Agreement. The Letter Agreement as amended by this Agreement, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and the Letter Agreement, as amended by this Agreement, shall supersede and cancel all prior agreements, negotiations, correspondence, understandings and communications of the parties, oral or written, respecting such subject matter.

SECTION 4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with the laws of the State of New York.

SECTION 5. Headings. The section headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

SECTION 6. Ratification. As amended hereby, the Letter Agreement is in all respects ratified and confirmed and the Letter Agreement so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and delivered by their respective duly authorized officers as of the date first above written.

IWO HOLDINGS, INC.

By:	/s/ JAMES J. LOUGHLIN JR.
Name:	James J. Loughlin Jr
Title:	Illegible

Confirmed and Agreed to:

AIG Annuity Insurance Company	[$12,150,000.00]
SunAmerica Life Insurance Company	[$26,315,000.00]
The Variable Annuity Life Insurance Company	[$13,125,000.00]

Name of Holder	Principal Amount of Notes Beneficially Owned

By:	AIG Global Investment Corp.
Investment Adviser

By:
Name:
Title:

Confirmed and Agreed to:

VALIC Company II Strategic Bond Fund	[$1,000,000.00]
SunAmerica Income Funds - SunAmerica	[$10,675,000.00]
High Yield Bond Fund
SunAmerica Series Trust - High Yield Bond Portfolio (Polaris)	[12,850,000.00]
SunAmerica Income Funds - SunAmerica	[$1,625,000.00]
Strategic Income Fund
VALIC Company II High Yield Bond Fund	[$1,950,000.00]

Name of Holder	Principal Amount of Notes Beneficially Owned

By:	AIG Global Investment Corp.
Investment Sub Adviser

	By:	/s/ Illegible
Illegible
Vice President

Confirmed and Agreed to:

Eaton Vance MGMT. & Boston MGMT & Research as Investment Advisor to:

Boston Income Portofolio, High Income Trust Emerald High Yield, & Diversified Investment Advisors High Yield

Name of Holder

By:	/s/ Illegible
Name:	Illegible
Title:	Vice President & Director of High Yield Fixed Income

[$15,000,000.00]

Principal Amount of Notes Beneficially Owned

Confirmed and Agreed to:

ARES Leveraged Investment Fund, L.P.

Name of Holder

By:	ARES Management, L.P.
Its:	General Partner

By:
Name:
Title:

[$1,250,000.00]

Principal Amount of Notes Beneficially Owned

Confirmed and Agreed to:

ARES Leveraged Investment Fund II, L.P.

Name of Holder

By:	ARES Management II, L.P.
Its:	General Partner

By:
Name:
Title:

[$11,550,000.00]

Principal Amount of Notes Beneficially Owned

Boston Income Portofolio, High Income Trust, Emerald High Yield, & Diversified Investment Advisors High Yield

Name of Holder

By:
Name:
Title:

[$15,000,000.00]

Principal Amount of Notes Beneficially Owned

Confirmed and Agreed to:

ARES Leveraged Investment Fund, L.P.

Name of Holder

By:	ARES Management, L.P.
Its:	General Partner

By:	/s/ Illegible
Name:	Illegible
Title:	V.P.

[$1,250,000.00]

Principal Amount of Notes Beneficially Owned

Confirmed and Agreed to:

ARES Leveraged Investment Fund II, L.P.

Name of Holder

By:	ARES Management II, L.P.
Its:	General Partner

By:	/s/ Illegible
Name:	Illegible
Title:	V.P.

[$11,550,000.00]

Principal Amount of Notes Beneficially Owned